As filed with the Securities and Exchange Commission on November 12, 1997
                                               Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                            RSL COMMUNICATIONS, LTD.
             (Exact name of registrant as specified in its charter)

             Bermuda                                       N/A
(State or other jurisdiction of                     (I.R.S Employer
 incorporation or organization)                   Identification Number)

                         Clarendon House, Church Street
                             Hamilton HM CX Bermuda
                    (Address of principal executive offices)

                               -------------------

                            RSL Communications, Ltd.
                   Amended and Restated 1995 Stock Option Plan
                         1997 Performance Incentive Plan
                            1997 Stock Incentive Plan
                        1997 Directors' Compensation Plan
                            (Full title of the plan)

                               -------------------

     Avery S. Fischer                                Copy to:
     Legal Counsel                                   Robert L. Kohl, Esq.
     RSL Communications, N. America, Inc.            Mark D. Fischer, Esq.
     767 Fifth Avenue, Suite 4300                    Rosenman & Colin LLP
     New York, New York  10153                       575 Madison Avenue
     (212) 317-1800                                  New York, New York 10022
     (Name, address and telephone                    (212) 940-8800
     number of agent for service)

                              -------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================
Title of                             Proposed maximum  Proposed maximum    Amount of
securities to         Amount to be   offering price    aggregate offering  registration
be registered         registered     per share(2)      price(2)            fee(2)
=======================================================================================
Class A common shares,
  par value $0.00457
  per share......     6,542,888(1)   $24.0625          $157,438,242.50     $47,709
=======================================================================================

(1) Includes up to 2,792,888 shares issuable upon the exercise of options granted under the Registrant's Amended and Restated 1995 Stock Option Plan, up to 400,000 shares issuable under the Registrant's 1997 Performance Incentive Plan, up to 3,100,000 shares issuable, or to be issued upon the exercise of options and SARs granted, under the Registrant's 1997 Stock Incentive Plan (including 432,856 shares issuable upon the exercise of options granted to the Registrant's Chief Executive Officer pursuant to his employment agreement) and up to 250,000 shares issuable upon the exercise of options granted under the Registrant's 1997 Directors' Compensation Plan. There are also registered such indeterminate number of additional shares as may become available for sale pursuant to anti-dilution provisions of such Plans and the options thereunder.
(2) Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Class A common shares as quoted on the Nasdaq Stock Market's National Market on November 11, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      RSL Communications, Ltd. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

            a. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on June 6, 1997;

            b. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed with the Commission on August 8, 1997;

            c. The Company's Quarterly Report on Form 10-Q/A for the second quarter ended June 30, 1997, filed with the Commission on September 26, 1997;

            d. The information in respect of the Company's Class A common shares, $.00457 par value (the "Class A Common Stock"), under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form S-1 (Registration No. 333-34281) filed with the Commission on August 25, 1997, as amended.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under Bermuda law and the Company's Memorandum of Association and bye-laws, the directors, secretary and other officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

ITEM 8. EXHIBITS

Exhibit No.       Description
-----------       -----------

4.1 Form of Class A Common Share Certificate (incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-1, Registration No. 333-34281).

5.1               Opinion of Conyers, Dill and Pearman.

10.1 RSL Communications, Ltd.'s 1995 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1, Registration No. 333-34281).

10.2              RSL Communications, Ltd. 1997 Performance Incentive Plan.

10.3              RSL Communications, Ltd. 1997 Stock Incentive Plan.

10.4              RSL Communications, Ltd. 1997 Directors' Compensation Plan.

10.5 Employment Agreement dated as of September 2, 1997, by and between the Company and Itzhak Fisher, Chief Executive Officer (incorporated by reference to Exhibit 10.66 to the Company's Registration Statement on Form S-1, Registration No. 333-34281).

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Conyers, Dill & Pearman (included in Exhibit 5.1).

ITEM 9.  UNDERTAKINGS

      1. The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. The registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities and Exchange Commission Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      4. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of November 1997.


                                    RSL COMMUNICATIONS, LTD.



                                    By:   /s/ Itzhak Fisher
                                       -----------------------------------
                                            Itzhak Fisher
                                          President and Chief
                                           Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                            Director and Chairman          November __, 1997
-------------------
Ronald S. Lauder            of the Board of
                            Directors


/s/ Itzhak Fisher           Director, President            November 12, 1997
-------------------         and Chief Executive
Itzhak Fisher               Officer (Principal
                            Executive Officer)


/s/ Andrew Gaspar           Director and Vice              November 12, 1997
-------------------         Chairman of the Board
Andrew Gaspar               of Directors


/s/ Jacob Schuster          Director, Executive            November 12, 1997
-------------------         Vice President, Chief
Jacob Z. Schuster           Financial Officer,
                            Assistant Secretary
                            and Treasurer
                            (Principal Financial
                            Officer)

/s/ Mark Hirschhorn         Vice President-                November 12, 1997
-------------------         Finance, Global
Mark J. Hirschhorn          Controller and
                            Assistant Secretary
                            (Controller and
                            Principal Accounting
                            Officer)

                            Director                       November __, 1997
-------------------
Gustavo A. Cisneros


/s/ Fred Langhammer         Director                       November 12, 1997
-------------------
Fred H. Langhammer


/s/ Leonard Lauder          Director                       November 12, 1997
-------------------
Leonard A. Lauder


/s/ Eugene Sekulow          Director                       November 12, 1997
-------------------
Eugene Sekulow


/s/ Nicolas Trollope        Director                       November 12, 1997
--------------------
Nicolas G. Trollope

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

4.1 Form of Class A Common Share Certificate (incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-1, Registration No. 333-34281).

5.1               Opinion of Conyers, Dill and Pearman.

10.1 RSL Communications, Ltd.'s 1995 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1, Registration No. 333-34281).

10.2              RSL Communications, Ltd. 1997 Performance Incentive Plan.

10.3              RSL Communications, Ltd. 1997 Stock Incentive Plan.

10.4              RSL Communications, Ltd. 1997 Directors' Compensation Plan.

10.5 Employment Agreement dated as of September 2, 1997, by and between the Company and Itzhak Fisher, Chief Executive Officer (incorporated by reference to Exhibit 10.66 to the Company's Registration Statement on Form S-1, Registration No. 333-34281).

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Conyers, Dill & Pearman (included in Exhibit 5.1).